                                                                  Exhibit 10.1

                                 EMPLOYMENT AGREEMENT


    AGREEMENT made as of this 1st day of April 1996 by and between THE STOCK SHOP, LLC, a Montana Limited Liability Company, having an office at 3911 Red Ranch Road, Unit D, Stevensville, Montana 59870 (the "Employer") and Daniel Cooper, an individual residing at 3652 Eastside Highway, P.O. Box 377, Stevensville, Montana 59870 (the "Employee").

                                 W I T N E S S E T H:

    WHEREAS, the Employer desires to employ the Employee as Co-Chairman and President; and

    WHEREAS, the Employee is willing to be employed as Co-Chairman and President in the manner provided for herein, and to perform the duties of such employment upon the terms and conditions herein set forth;

    NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth it is agreed as follows:


         1. Employment of Employee. The Employer hereby employs the Employee as Co-Chairman and President of the Employer and the Employee hereby accepts such employment. During the term hereof, the Employee shall devote all of his business time and efforts to the Employer.

         2. Duties. The Employee shall serve Employer and shall perform such services and duties and have such powers as may be prescribed by the Board of Directors (the "Board") , or the board's designee. The Employee shall report to and be subject to the direction and control of the Board or its designee.

         3.   Consideration.

              a. The Employee shall be paid a salary at the rate of $48,000 per year, less applicable withholding taxes and other payroll deductions required by law, payable in accordance with Employer's customary payroll practices.

              b. The Employer shall include the Employee in any health insurance and other benefit programs available to all its employees.

              c. Employee shall receive an annual bonus of $7,500 which shall be payable only if the Company's revenues exceed $600,000 per year, which bonus, at Employee's option, shall be convertible to shares of stock in Employer or any successor thereto under terms to be determined by the Board.

         4. Term. This Agreement shall expire on the third Anniversary hereof. It shall automatically renew for successive one year terms unless one of the parties hereto notifies the other party in writing of its intention not to renew at least sixty (60) days prior to the then next termination date.

         5.   Termination.

              a. Expiration. This Agreement shall terminate upon its expiration pursuant to its terms, as set forth in paragraph 4 above.

              b. For Cause. The Employer may terminate this Agreement and the Employee's employment hereunder upon written notice for cause. For purposes hereof, "Cause" shall mean (i) failing to carry out in a competent, workmanlike and diligent manner the business of the Employer as determined by the Board, (ii) engaging in conduct which is not in the best interests of the Employer, financially or otherwise (including but not limited to conduct that constitutes competitive activity), (iii) breach of this Agreement in any material manner, (iv) conviction of a crime (other than routine traffic offenses), (v) habitual abuse of alcohol or prescription drugs or (vi) abuse of controlled substances.

              c. Other. This Agreement automatically shall terminate upon the death of the Employee, except that the Employees's estate shall be entitled to receive any amount accrued under paragraph 3(a) above for the period prior to the

Employees's death and any other amount to which the Employee was entitled to the time of his death.


         6. Expenses. The Employee shall be reimbursed for all reasonable, actual out-of-pocket expenses incurred in the performance of the Employee's duties hereunder, provided such expenses are acceptable to the Employer, and that the Employee shall submit to the Employer detailed expense reports and receipts with respect thereto in order to receive such reimbursement.

         7. Vacation. The Employee shall be entitled to receive three weeks paid vacation time during each year of employment on dates to be agreed upon between the Employer and the Employee.

         8. Confidentiality. At no time shall the Employee disclose to anyone any confidential or secret information (not already constituting information available to the public) of the Employer and/or its affiliates concerning (a) internal affairs or proprietary business operations of the Employer and/or its affiliates or (b) any trade secrets, new product developments, patents, or unique processes or methods.

         9. Covenant Not to Compete. The Employee will not, at any time, anywhere in the world, during the term of this Agreement, and for one (1) year thereafter, either directly or indirectly, engage in, with or for any enterprise, institution, business, or company, whether or not for profit, which is competitive with the business of the Employer and/or its affiliates as such business may be conducted on the date thereof, as a creditor, guarantor, or financial backer, stockholder, director, officer, consultant, advisor, employee, member, inventor, producer, director, or otherwise of or through any corporation, partnership, association, sole proprietorship or other entity. However the ownership of, by the Employee, his spouse or his children, of not more than four percent (4%) of the total debt or equity capital of any such competitive enterprise or business, where the stock is listed on a national securities exchange or on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), shall not be deemed in violation of the covenants contained in this paragraph.

         10. Proprietary Rights - Ownership of Inventions. The Employee acknowledges that in the event the Employee creates or invents any products or technology or improves any existing products or technology of the Employer and/or its affiliates during the term of this Agreement, all patents or other proprietary rights shall be the exclusive property of the Employer and/or its affiliates. Employee agrees to execute any documents required to confirm the Employer's and/or its affiliates' ownership of all rights in and to any inventions of the Employee made during the term of this Agreement. The Employee agrees not to challenge the Employer's and/or its affiliates' ownership of any such invention or the validity of any of the Employer's and/or its affiliates' patents or other rights relating to such inventions.

         11. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the employment contemplated herein and supersedes any prior agreement or understanding between the Employer and the Employee with respect to the Employee's employment by the Employer. The unenforceability of any provision of this Agreement shall not effect the enforceability of any other provision. This Agreement may not be amended, modified or changed in any way except by an agreement in writing signed by the Employee and the Employer. Waiver of or failure to exercise any rights provided by this Agreement and in any respect shall not be deemed a waiver of any further or future rights.

         12. Assignment. This Agreement shall not be assigned to any other person or entity, except that this Agreement shall be assigned to any successor or re-organized entity into which the Employer may be re-organized pursuant to paragraph l.d.2. (ii) of a certain Purchase Agreement by and among Employer, Employee, Jason Stacy and Victor Wang dated as of March 15, 1996.

         13. Governing Law. This Agreement and any amendments hereto, and waivers and consents with respect thereto shall be governed by the internal laws of the state of New York, without regard to the conflict of laws principles thereof.

         14. Notices. All notices, responses, demands or other communications under this Agreement shall be in writing and shall be deemed to have been given when

              a.   delivered by hand;

              b. sent by telecopier, (with receipt confirmed), provided that a copy is mailed by registered or certified mail, return receipt requested; or

              c. received by the addressee as sent by express delivery service (receipt requested) in each case to the appropriate addresses or telecopier numbers as each party may designate by notice to the other party:

         (i)  if to the Employer:

                   The Stock Shop, LLC
                   3911 Red Ranch Road, Unit D
                   Stevensville, Montana 59870

                   Attn:     Daniel Cooper

                   Telecopier:    406-777-7075
                   Telephone:     406-777-1111


                   With a copy to:

                   Gersten, Savage, Kaplowitz & Curtin, LLP
                   575 Lexington Avenue
                   27th Floor
                   New York, New York 10022

                   Attn:     Wesley C. Fredericks, Jr., Esq.

                   Telecopier:    (212) 980-5192
                   Telephone:     (212) 752-9700

         (ii) if to the Employee:

                   Dan Cooper
                   3652 Eastside Highway P.O. Box 377
                   Stevensville, Montana 59870

IN WITNESS WHEREOF, THE UNDERSIGNED HAVE EXECUTED THIS AGREEMENT THE DAY AND YEAR FIRST ABOVE WRITTEN.

                                  THE STOCK SHOP, LLC


                                  By:  /s/ Victor Wang
                                       ----------------------------------
                                       VICTOR WANG, Chairman and Member



                                       /s/ Daniel Cooper
                                       ----------------------------------
                                       DANIEL COOPER, Employee